                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): January 21, 2000
                                                        ----------------



                      Horizon Organic Holding Corporation
                      -----------------------------------
            (Exact name of registrant as specified in its charter)




           Delaware                 000-24337                 84-1405007
--------------------------------  ----------------------------------------------
  (State or other jurisdiction     (Commission               (IRS Employee
       of incorporation)           File Number)            Identification No.)


        6311 Horizon Lane, Longmont, Colorado                    80503
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       (Address of principal executive offices)                (Zip Code)



      Registrant's telephone number, including area code:  (303) 530-2711
                                                           --------------


________________________________________________________________________________
         (Former name or former address, if changed since last report)


                        EXHIBIT INDEX APPEARS ON PAGE 4
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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (c)   Exhibits

          99.1  Press Release dated January 20, 2000.
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                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                DYNAMIC MATERIALS COMPANY


Dated: January 21, 2000    By:  /s/ Don J. Gaidano
                              -----------------------------------------------
                                    Don J. Gaidano
                                    Vice President, Finance and Administration,
                                    Chief Financial Officer, Treasurer and
                                    Assistant Secretary (principal financial and
                                    accounting officer of the Company)
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                                 EXHIBIT INDEX


Exhibit No.    Description
-----------    -----------

   99.1         Press Release dated January 20, 2000
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                                                                    EXHIBIT 99.1

     FOR IMMEDIATE RELEASE:  Thursday, January 20, 2000

CONTACT:  Horizon Organic Holding Corp.
          Amy Barr                          Don Gaidano
          V.P., Communications              Chief Financial Officer
          Ext. 114                          Ext. 117

HORIZON ORGANIC HOLDING CORPORATION COMMENTS ON ANTICIPATED FISCAL 1999 FOURTH
------------------------------------------------------------------------------
                         QUARTER AND YEAR-END RESULTS
                         -----------------------------

Boulder, Colo.---Thursday, January 20, 2000: Horizon Organic Holding Corp. (Nasdaq National Market:HCOW), the nation's leading organic dairy, announced today that while revenues for its fiscal 1999 fourth quarter will increase approximately 70 percent from the comparable quarter a year ago, earnings for the fourth quarter will be lower than expected. The company expects revenues for the fourth quarter ended December 31, 1999 to be approximately $25 million and losses to be in the range of $0.04-$0.06 per share.

The company also plans to report record revenues and earnings for the fiscal year ended December 31, 1999. Horizon anticipates that revenues for fiscal 1999 will reach approximately $85 million, a nearly 72-percent increase from last year, while fully diluted earnings per share will be in the range of $0.13 to $0.15 for the year.

Don Gaidano, Horizon's chief financial officer, attributed the lower-than-expected earnings for the fourth quarter to three major factors. He said that he expects the charges associated with these factors to total nearly $2 million in the fourth quarter and detailed them as follows:

 . Higher-than-expected costs to support the company's growth initiatives: These included costs for integration and growth of the Organic Cow brand; higher costs for new-product introductions; and unplanned costs to expand Horizon's national processing and distribution infrastructure. Systems now are being put in place to manage growth initiatives more effectively.

 . Higher-than-planned payments to dairy support programs: Higher-than-expected milk pooling costs, as required under the Federal Milk Market Order System, were due to a precipitous decrease in the Basic Formula Price for farm milk. Also, Horizon was billed for an unanticipated payment to the National Producer Promotion Program. This government-supervised program supports generic promotion of fluid milk and other dairy products. These higher costs of both programs will be fully recognized in Horizon's 2000 plan.

 .  Costs related to the recently announced management transition.

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Anticipated 1999 Fourth Quarter and Year-End Results
Horizon Organic Dairy
Page 2-

Charles "Chuck" F. Marcy, the company's newly appointed chief executive officer, commented: "Our 1999 rapid growth taxed our processes and systems, causing significant inefficiencies. While I am very excited about the company's prospects for continued aggressive sales growth, we must take the necessary steps to insure that our growth is profitable. Importantly, we have established a major productivity initiative across the company and have contracted with a logistics consultant to help us upgrade our processes and systems."

Marcy emphasized that the company's management team is implementing a five-point action plan to increase revenue while improving profitability. These objectives include expanding the retail availability of the Horizon product line; introducing new products; improving partnerships with customers, processors and distributors; enhancing consumer awareness of the Horizon Organic brand; and increasing productivity and reducing costs.

"As we plan for 2000, we must set realistic expectations that reflect the true costs of growth," Marcy explained. He also said that the recently implemented productivity initiative would take time to yield results.

Marcy indicated that the company expects to continue strong sales growth in 2000. Specifically, sales growth should approximate 1999 growth on an absolute dollar basis, or about 45 percent. Importantly, noted Marcy, the company believes that its productivity focus will enable it to begin to accelerate earnings growth. Therefore, earnings per share should increase at a rate of about one-and-a-half times faster than sales growth.

"Our goal in 2000 is to generate aggressive, profitable growth while building our skills and capabilities to support an even stronger company in the future," Marcy concluded.

To discuss these latest results with financial analysts, Horizon management has scheduled a conference call for Friday, January 21, 2000 at 10 a.m. Eastern Time. To listen in on the call, participants must dial (212) 896-6010, reservation #14234661 ten minutes prior to the start of the event, or they can visit the company's website at www.horizonorganic.com for a simulcast of the call.

Horizon expects to report fiscal 1999 fourth quarter and year-end results on February 7, 2000, after the close of trading on the Nasdaq National Market. A conference call will follow on the morning of February 8, 2000 at 10 a.m. Eastern Time. To listen in on the call, participants must dial (212) 896-6082, reservation #13898336 ten minutes prior to the start of the event, or they can visit the website at www.horizonorganic.com for a simulcast of the call.

Horizon Organic(TM) brand is the only national fresh milk brand - organic or conventional - in the country. The company produces and markets the leading brand of certified organic milk and a full line of refrigerated, certified organic dairy products. Horizon also markets certified organic eggs and certified organic juices. In addition to its company-owned farms, Horizon has established a national network of organic milk producers, processors and distributors that allows consumers to purchase Horizon Organic products in more than 10,000 conventional supermarkets and natural foods stores located across the United States. Horizon also markets
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Anticipated 1999 Fourth Quarter and Year-End Results
Horizon Organic Dairy
Page 3-

The Organic Cow of Vermont(TM) brand of organic dairy products in the northeast region of the United States and yogurt under the Rachel's brand in the United Kingdom.

For more information, please visit the company's web site at www.horizonorganic.com.

Note on Forward-Looking Statements: This news release contains forward-looking statements that involve risks and uncertainties. Future events may differ materially from those discussed herein, due to a number of factors, including uncertainties related to the company's ability to continue strong growth, to achieve distribution efficiencies, and to expand domestically and internationally, as well as increased milk costs, higher costs related to new-product introductions and increased personnel costs. These factors are more fully discussed in the company's Annual Report on Form10-K for the year ended December 31, 1998, under the headings "Risk Factors-Competition," "Risks Related to Difficulties of Managing Growth," "Risks Associated with Changes in Consumer Preferences," "Risks Related to Internal Growth Strategy and Possible Acquisitions," Risks Associated With Dependence on Key Personnel," and "Risk Factors-Risks Associated with Trade and Consumer Acceptance in Distribution Channels." In addition, the company's results could also be affected by a number of other risks and uncertainties which are more fully discussed under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Annual Report on Form 10-K for the year ended December 31, 1998.